EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Essex Corporation

         We hereby consent to the inclusion as an exhibit to Form 8-K Current Report of our report dated January 10, 2003 relating to the balance sheet of Sensys Development Laboratories, Inc. as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 2002 and 2001.

                                                         /s/ Stegman & Company
                                                         STEGMAN & COMPANY


Baltimore, Maryland
April 17, 2003